UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2007

CTC MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A Moscow, Russia	125124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 —  Entry into a Material Definitive Agreement.

On September 3, 2007, CTC Media, Inc. (“CTC Media”) entered into a Binding Term Sheet (the “Term Sheet”) pursuant to which it agreed to enter into definitive agreements to acquire interests in the Kazakh television broadcast company Teleradiokompaniya 31st Kanal LLP (“Channel 31”) and affiliate companies that will provide the advertising sales function and programming content for Channel 31 (together, the “Channel 31 Group”).  These interests will provide CTC Media with a right to 60% of the economic interest of the Channel 31 Group.  In addition, CTC Media shall have the right, pursuant to a shareholders’ agreement, to appoint the senior management of each company within the Channel 31 Group.

The total consideration in connection with the acquisition will be $65,000,000, less 50% of the net outstanding debt and certain tax liabilities of Channel 31 at closing, payable by CTC Media to Kazkommerts Securities JSC.

Upon the closing of the acquisition, CTC Media will hold a 20% participation interest in Channel 31 and majority ownership positions in the other companies in the Channel 31 Group.  In the event that Kazakh law is amended to permit non-Kazakh parties to hold more than a 20% interest in a Kazakh television broadcaster, CTC Media will have an option to acquire additional participation interests in Channel 31, at no additional cost, so that CTC Media’s total participation interest  in Channel 31 is the lesser of 50% or the ownership interest permitted by Kazakh law.  Upon exercise of such option, CTC Media would continue to be entitled to 60% of the economic interest of the Channel 31 Group.

The Term Sheet further provides that the definitive agreement will contain customary representations and warranties, covenants and conditions to closing, including completion by CTC Media of its due diligence review of the business and affairs of Channel 31 and approval of the transaction by Kazakh broadcasting and anti-monopoly authorities.

The parties have agreed to close the transaction by November 30, 2007, absent mutual agreement on a later date.

The foregoing summary is qualified in its entirety by reference to the Term Sheet attached hereto as Exhibit 10.1 and incorporated herein by reference.

On September 4, 2007, CTC Media issued a press release regarding, among other things, the execution of the Term Sheet.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

10.1                           Binding Term Sheet To Acquire Interest In Teleradiokompaniya 31st Kanal LLP dated September 3, 2007.

99.1         Press Release dated September 4, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: September 4, 2007	By:	/s/ Nilesh Lakhani
		Name:	Nilesh Lakhani
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Binding Term Sheet To Acquire Interest In Teleradiokompaniya 31st Kanal LLP dated September 3, 2007.

99.1	Press Release dated September 4, 2007.